LEUKOSITE, INC.

                         SECURITIES PURCHASE AGREEMENT


      This SECURITIES PURCHASE AGREEMENT is dated as of the 18th day of December, 1997 (this "Agreement") by and between LEUKOSITE, INC., a Delaware corporation with its principal office at 215 First Street, Cambridge, Massachusetts 02142 (the "Company"), and GENENTECH, INC., a Delaware corporation with its principal office at 1 DNA Way, South San Francisco, California 94080 (the "Purchaser").

      WHEREAS, the Company desires to issue and sell to the Purchaser an aggregate of up to 336,135 shares (the "Common Shares") of the authorized but unissued shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), and desires to issue to the Purchaser a Common Stock Purchase Warrant exercisable for 250,000 shares of Common Stock (the "Warrant Shares"); and

      WHEREAS, the Purchaser, wishes to purchase the Common Shares and to acquire such Common Stock Purchase Warrant on the terms and subject to the conditions set forth in this Agreement.

      NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      (a) "Affiliate" of a Person means any other Person controlled by, controlling or under common control with such Person.

      (b) "Closing" shall have the meaning thereto ascribed in Section 2.4 hereof.

      (c)  "Closing Date" means the date of the Closing.

      (d) "Collaboration Agreement" shall mean that certain Development Collaboration and Licensing Agreement, dated as of the date hereof, between the Company and the Purchaser, as amended and in effect from time to time.


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      (e) "Common Shares" shall have the meaning ascribed thereto in the preamble hereto.

      (f) "Controlled Affiliate" of a Person means any other Person that is directly or indirectly controlled by such Person.

      (g) "Conversion Common Shares" shall mean those shares of Common Stock issued or issuable upon conversion of (i) any or all Development Loans and/or Profit-Sharing Option Loans outstanding at any time and from time to time or
(ii) any and all Conversion Preferred Shares outstanding at any time and from time to time.

      (h) "Conversion Preferred Shares" shall mean those shares of any series of preferred stock, $0.01 par value per share, of the Company that are issued upon conversion of any or all Development Loans and/or Profit-Sharing Option Loans outstanding at any time and from time to time.

      (i) "Conversion Shares" shall mean the Conversion Common Shares and the Conversion Preferred Shares, collectively.

      (j) "Development Loans" shall have the meaning ascribed to such term in the Loan Agreement.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (l) "Loan Agreement" shall mean that certain Loan Agreement, dated as of the date hereof, between the Company and the Purchaser, as amended and in effect from time to time.

      (m) "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

      (n) "Prohibited Transferee" shall mean any Person that, immediately after the acquisition of any Shares or any interest therein by such Person, its Affiliates or nominees, directly or indirectly owns or holds of record or beneficially securities of the Company representing (or convertible into or exercisable or exchangeable for other securities of the Company that represent) at least fifteen percent (15%) of the voting power of all voting securities of the Company that are outstanding immediately after such acquisition.

      (o) "Profit-Sharing Option Loans" shall have the meaning ascribed to such term in the Loan Agreement.


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      (p) "Registration Rights Agreement" shall mean that certain Registration
Rights Agreement, dated as of the date hereof, between the Company and the Purchaser, as amended and in effect from time to time.

      (q) "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, regulation or law.

      (r)  "SEC" shall mean the Securities and Exchange Commission.

      (s) "Securities" shall mean, collectively the Shares and the Warrant.

      (t) "Securities Act" shall mean the Securities Act of 1933, as amended.

      (u) "Shares" shall mean, collectively, the Common Shares, the Warrant Shares and the Conversion Shares.

      (v) "Warrant" shall have the meaning ascribed to such term in Section 2.2 hereof.

      (w) "Warrant Shares" shall mean those shares of capital stock of the Company issued or issuable upon exercise of the Warrant.

      2. Purchase and Sale of Common Shares; Issuance of Common Stock Purchase Warrant.

      2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Closing, 336,135 shares of Common Stock, at a purchase price of $11.90 per share. The aggregate purchase price payable by the Purchaser to the Company for all of the Common Shares shall be $4,000,000.

      2.2 Issuance of Common Stock Purchase Warrants. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue to the Purchaser, at the Closing, a Common Stock Purchase Warrant, substantially in the form attached as Exhibit A hereto (as amended and in effect from time to time, the "Warrant"), exercisable for 250,000 shares of Common Stock, at an exercise price of $16.22 per share. No additional consideration shall be payable by the Purchaser in respect of the issuance by the Company of the Warrant to the Purchaser at the Closing.

      2.3 Reservation of Warrant Shares. Prior to the Closing Date, the Company will have duly authorized and reserved, free of preemptive rights and other

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preferential rights, an aggregate of 250,000 shares of Common Stock for issuance upon exercise of the Warrant.

      2.4 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 at 1:00 p.m. on December 18, 1997 or at such other location, date and time as may be mutually agreed upon by the Purchaser and the Company. At the Closing, the Company shall deliver to the Purchaser (i) a single stock certificate representing the number of shares of Common Stock purchased by the Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing and (ii) a duly executed original of the Warrant issued by the Company to the Purchaser.

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

      3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

      3.2 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which 9,538,692 shares are outstanding on the date hereof (without giving effect to any of the transactions contemplated hereby), (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are outstanding on the date hereof and (iii) outstanding options and warrants to purchase 1,343,391 shares of Common Stock.

      3.3 Authorization. Except as set forth on Schedule 3.3 hereto, all corporate action on the part of the Company that is necessary for the due authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, the Registration Rights

Agreement, the Warrant and the Loan Agreement and to carry out and perform its obligations under the terms of this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement.

      3.4 Valid Issuance of the Common Shares, Warrant Shares and Conversion Shares. The Common Shares being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. The reservation, issuance, sale and delivery by the Company of the Warrant Shares have been duly authorized by all requisite corporate action of the Company, and the Warrant Shares have been duly reserved in accordance with Section 2.3 of this Agreement. The Warrant Shares, upon issuance pursuant to the terms of the Warrant, will be duly authorized and validly issued, fully paid and nonassessable. Except as set forth in Schedule
3.4 hereto, the issuance, sale and delivery by the Company of the Conversion Shares have been duly authorized by all requisite corporate action of the Company, and the Conversion Shares, when issued in accordance with the terms of the Loan Agreement or the terms of the Conversion Preferred Shares, as the case may be, will be duly authorized and validly issued, fully paid and nonassessable.

      3.5 Financial Statements. The Company has furnished or prior to the Closing will furnish to the Purchaser its unaudited Statements of Income, Stockholders' Equity and Cash Flows for the period from January 1, 1997 to September 30, 1997, and its unaudited Balance Sheet dated September 30, 1997. All such financial statements are hereinafter referred to collectively as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except for the absence of footnotes normally contained therein and except that the Financial Statements may be subject to normal year-end audit adjustments which, individually and in the aggregate, will not be material. The Financial Statements fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon.

      3.6 Consents. Except as set forth in Schedule 3.6 hereto, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement and the consummation of the transactions contemplated hereby and thereby have been obtained and will be effective as of the Closing Date.

      3.7 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.8 Nasdaq National Market. The Common Stock is listed on the Nasdaq National Market System, and there are no proceedings to revoke or suspend such listing.

      3.9. SEC Documents. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC pursuant to the Securities Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Purchaser true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.10 No Material Adverse Change. Since the date the registration statement relating to the Company's initial public offering was filed with the SEC, no material adverse event has occurred with respect to the Company or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent to such filing.


      3.11 No Undisclosed Liabilities. The Company and its direct and indirect subsidiaries have no liabilities or obligations incurred since September 30, 1997, except for liabilities or obligations incurred in the ordinary course of business or liabilities or obligations which, individually or in the aggregate, do not or would not have a material adverse effect on the financial condition or business of the Company and its direct or indirect subsidiaries.

      3.12 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      3.13.Intellectual Property. The Company (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. To the best of the Company's knowledge, the Company and its subsidiaries own or have the right to use all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted. The Company and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.


      3.14.No Litigation. No litigation against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened.

      3.15.Compliance With Applicable Laws and Other Instruments; Non-Contravention. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. Neither the execution and delivery of, nor the performance of or compliance with, this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement, and the transactions contemplated hereby and thereby, will, with or without the giving of notice or passage of time, (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, except for any such breach or default or the imposition of any such lien or encumbrance which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company or (ii) violate the Certificate of Incorporation or By-Laws of the Company, or, except as set forth in Schedule 3.15 hereto any law, rule, regulation, judgment order or decree applicable to the Company (assuming, for this purpose, that any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, are made). The Company is not in violation of its Certificate of Incorporation or By-Laws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. The Company is not subject to any restriction in its

Certificate of Incorporation or By-Laws or in any agreement to which the Company is party that would prohibit the Company from entering into or performing its obligations under this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement.

      3.16 Securities Laws; Governmental Approvals. Based in part upon the representations and warranties of the Purchaser contained in Section 4 of this Agreement, the offer, sale, issuance and delivery to Purchaser of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of the securities laws of any applicable state or other U.S. jurisdiction. Based in part on the representations and warranties of the Purchaser contained in
Section 4 of this Agreement, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental instrumentality, domestic or foreign, under any applicable laws, rules or regulations is or will be necessary for or in connection with the offer, sale, issuance and delivery by the Company to Purchaser of the Shares as contemplated by this Agreement or for the performance by the Company of its obligations under this Agreement, the Registration Rights Agreement, the Warrant and the Loan Agreement, except for (i) filings under applicable securities laws which will be made by the Company (or in the case of Section 13 of the Exchange Act, by the Purchaser) within the prescribed periods, (ii) any filings that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) except as set forth in Schedule 3.16 hereto.

      4. Representations and Warranties of the Purchasers. The Purchaser represents and warrants to the Company as follows:

      4.1 Incorporation. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as now conducted.

      4.2 Authorization. All corporate action on the part of the Purchaser that is necessary for the due authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Loan Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement, the Registration Rights Agreement and the Loan Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite corporate power to enter into each of this Agreement, the Registration Rights Agreement and the Loan Agreement and to carry out and perform its obligations under the terms of this Agreement, the Registration Rights Agreement and the Loan Agreement.

      4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Common Shares and the Warrant for investment for its own account and not for resale or with a view to distribution of all or any portion of such Securities in violation of the Securities Act. In the event that the Purchaser acquires any Conversion Shares or any Warrant Shares, the Purchaser will be acquiring such Conversion Shares or such Warrant Shares, as the case may be, for investment for its own account and not for resale or with a view to distribution of all or any portion of such Securities in violation of the Securities Act.

      4.3 Accredited Investor Status; Etc. The Purchaser certifies and represents to the Company that it is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Securities. The Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

      4.4 Securities Not Registered. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

      4.5 No Conflict. The execution and delivery of this Agreement, the Registration Rights Agreement and the Loan Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-Laws of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to the Purchaser or its properties or assets.

      4.6 Brokers. The Purchaser has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and the Purchaser has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.7 Consents. Except as set forth in Schedule 4.7 hereto, all consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement and the Loan Agreement and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the Closing Date.

      4.8 Investment Representations. The Purchaser represents and warrants to the Company that (i) it is a Delaware corporation, (ii) was not formed for the specific purposes of acquiring any of the Securities, (iii) it has assets in excess of $5,000,000 and (iv) its principal office is in South San Francisco, California.

      5.   Conditions Precedent.

      5.1. Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Common Shares at the Closing is subject to the satisfaction of the following conditions precedent:

           (a) The representations and warranties contained herein of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

           (b) The Registration Rights Agreement, the Loan Agreement, the Warrant and the Collaboration Agreement shall have been duly executed and delivered by the Company.

           (c) The Company shall have performed all obligations herein required to be performed or observed by the Company on or prior to the Closing Date.

           (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

           (e) The acquisition of any of the Securities by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated under this Agreement to be consummated at the Closing shall have been duly obtained or made and shall be in full force and effect.

           (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

           (g) The Purchaser shall have received from Bingham Dana LLP, counsel to the Company, an opinion addressed to it, dated the Closing Date and substantially in the form of Exhibit B hereto.

      5.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue to the Purchaser the Common Shares and the Warrant at the Closing is subject to the satisfaction of the following conditions precedent:

           (a) The representations and warranties contained herein of the Purchaser shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

           (b) The Registration Rights Agreement, the Loan Agreement, and the Collaboration Agreement shall have been duly executed and delivered by the Purchaser.

           (c) The Purchaser shall have performed all obligations herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

           (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

           (e) The sale and/or issuance of the Securities by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated under this Agreement to be consummated at the Closing shall have been duly obtained or made and shall be in full force and effect.

           (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

      6.   *


      7.   Restrictions on Transfer.

      7.1 Contractual Restrictions on Transfer of Warrant. Notwithstanding anything expressed or implied in this Agreement (including, without limitation, Section 7.3 hereof) to the contrary, the Purchaser shall not sell, assign, transfer, pledge, mortgage, hypothecate or otherwise convey, dispose of or encumber all or any portion of the Warrant or any interest therein to any Affiliate of the Purchaser or any Prohibited Transferee unless such Affiliate or such Prohibited Transferee, as the case may be, agrees in writing to be bound by all of the terms and conditions of this Section 7 and Section 6 hereof to the same extent as the Purchaser has agreed to be bound or unless the Company shall consent in writing to any such sale, assignment, transfer, pledge, mortgage, hypothecation or other conveyance, disposition or encumbrance. The restrictions on transfer set forth in this Section 7.1 shall not apply to the sale (other than to an Affiliate of the Purchaser) of all or any portion of the Warrant in the public market pursuant to a "brokers' transaction" (as defined under subsection (g) of Rule 144.)

      7.2 Contractual Restrictions on Transfer of Shares. Notwithstanding anything expressed or implied in this Agreement (including, without limitation,


* Confidential treatment requested; material has been omitted and filed separately with the Commission.

Section 7.3 hereof) to the contrary, the Purchaser shall not sell, assign, transfer, pledge, mortgage, hypothecate or otherwise convey, dispose of or encumber any of the Shares or any interest therein to any Affiliate of the Purchaser or any Prohibited Transferee unless such Affiliate or such Prohibited Transferee, as the case may be, agrees in writing to be bound by all of the terms and conditions of this Section 7 and Section 6 hereof to the same extent as the Purchaser has agreed to be bound or unless the Company shall consent in writing to any such sale, assignment, transfer, pledge, mortgage, hypothecation or other conveyance, disposition or encumbrance. The restrictions on transfer set forth in this Section 7.2 shall not apply to (i) the sale of any Shares to a Prohibited Transferee pursuant to an underwritten public offering registered under the Securities Act, (ii) the sale (other than to an Affiliate of the Purchaser) of any Shares in the public market pursuant to a "brokers' transaction" (as defined under subsection (g) of Rule 144) and (iii) any hedge position established by the Purchaser.

      7.3. Securities Laws Restrictions on Transfer. Notwithstanding anything expressed or implied in this Agreement (including, without limitation, Section
7.1 or Section 7.2 hereof) to the contrary, the Purchaser shall not offer, sell, assign, transfer, pledge, mortgage, hypothecate or otherwise convey, dispose of or encumber any of the Securities or any interest therein, except
(i) pursuant to an effective registration statement under the Securities Act,
(ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel (satisfactory to the Company as to such counsel and as to the substance of such opinion) to the effect that the proposed offer, sale, assignment, transfer, pledge, mortgage, hypothecation or other conveyance, disposition or encumbrance is exempt from registration under the Securities Act and applicable state securities laws or (iii) pursuant to Rule 144.

      7.4 Effect of Violation of Transfer Restrictions; Preventive Measures. Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of any or all of the Securities or any interest therein in violation of this Section 7 shall be null and void. The Company may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 7. The Company shall not incur any liability for any delay in recognizing any transfer of any Security if and only for so long as the Company reasonably believes that any such transfer may have been or would be in violation of the provisions of the Securities Act, applicable blue sky laws or this Section 7.

      7.5. Legends.

           (a) To the extent applicable, each certificate or other document evidencing any of the Common Shares or the Conversion Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, MORTGAGED OR OTHERWISE CONVEYED, DISPOSED OF OR ENCUMBERED UNLESS THEY ARE SO REGISTERED, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY LEUKOSITE, AN OPINION OF COUNSEL (SATISFACTORY TO LEUKOSITE AS TO SUCH COUNSEL AND AS TO THE SUBSTANCE OF SUCH OPINION) IS DELIVERED TO LEUKOSITE TO THE EFFECT THAT SUCH REGISTRATION IS NOT UNDER THE CIRCUMSTANCES REQUIRED OR UNLESS SUCH SHARES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 7 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 18, 1997, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. COPIES OF SUCH SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF LEUKOSITE, INC."

           (b) To the extent applicable, each certificate or other document evidencing any of the Warrant Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the Warrant and the legends endorsed on such certificate:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF

      ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, MORTGAGED OR OTHERWISE CONVEYED, DISPOSED OF OR ENCUMBERED UNLESS THEY ARE SO REGISTERED, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY LEUKOSITE, AN OPINION OF COUNSEL (SATISFACTORY TO LEUKOSITE AS TO SUCH COUNSEL AND AS TO THE SUBSTANCE OF SUCH OPINION) IS DELIVERED TO LEUKOSITE TO THE EFFECT THAT SUCH REGISTRATION IS NOT UNDER THE CIRCUMSTANCES REQUIRED OR UNLESS SUCH SHARES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 7 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED DECEMBER 18, 1997 AND IN
      SECTION 9 OF THAT CERTAIN WARRANT DATED DECEMBER 18, 1997, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. COPIES OF SUCH SECURITIES PURCHASE AGREEMENT AND WARRANT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF LEUKOSITE, INC."

           (c) The Warrant shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Warrants without complying with the restrictions on transfer described in this Agreement and the Warrant and the legend endorsed on the Warrant:

      "NEITHER THIS WARRANT NOR THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, MORTGAGED OR OTHERWISE CONVEYED, DISPOSED OF OR ENCUMBERED UNLESS THEY ARE SO REGISTERED, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY LEUKOSITE, AN OPINION OF COUNSEL (SATISFACTORY TO LEUKOSITE AS TO SUCH COUNSEL AND AS TO THE SUBSTANCE OF SUCH OPINION) IS DELIVERED TO LEUKOSITE TO THE EFFECT THAT SUCH REGISTRATION IS NOT UNDER THE CIRCUMSTANCES REQUIRED OR UNLESS THIS WARRANT OR SUCH SHARES ARE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN

      SECTION 9 OF THIS WARRANT AND IN SECTION 7 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED DECEMBER 18, 1997, AND NO TRANSFER OF THIS WARRANT AND/OR SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. COPIES OF SUCH SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT AND/OR SUCH SHARES TO THE SECRETARY OF LEUKOSITE, INC."

      8.   Miscellaneous Provisions.

      8.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its employees, suppliers, or customers, with respect to the financial terms of this Agreement or the transactions provided for herein or with respect to a description of the provisions of Section 6 hereof without the prior consent of the other party, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other party with an opportunity to review and comment on any such proposed public announcement before it is made.

      8.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

      8.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

      8.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

      8.5 Notices. Any notice, demand, request or other communication hereunder to either party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier service or by first class, registered or certified mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor:

           LeukoSite, Inc.
           215 First Street
           Cambridge, MA 02142
           Attention:President (one copy)
                      Chief Financial Officer (another copy)
           Telecopier:  (617) 621-9349

           and a copy to:

           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts 02110
           Attention: Justin P. Morreale, Esq.
           Telecopier: (617) 951-8736


           Genentech, Inc.
           1 DNA Way
           South San Francisco, CA  94080
           Attention:  Corporate Secretary
           Telecopier: 650-952-9881

      All of such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of overnight courier service, the business day following the date of receipt by the overnight courier; (iii) in the case of first class, registered or certified mail, on the earlier of (A) receipt thereof or (B) the fifth business day after deposit in the mail; and (iv) in the case of facsimile transmission, when confirmed by facsimile machine report.

      8.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

      8.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

      8.8  Governing Law; Injunctive Relief.

      (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

      (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the Commonwealth of Massachusetts or the State of California, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

      (c) In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorney's fees and disbursements in connection with such action or proceeding.

      8.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

      8.10 Expenses. Each party will bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

      8.11 Assignment. The rights and obligations of either party hereto shall inure to the benefit of and shall be binding upon any successor of the business of such party (whether by merger or otherwise) and the permitted assigns of such party. Except to the extent otherwise expressly provided or contemplated elsewhere in this Agreement, neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, without the prior written consent of the other party.

      8.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

      8.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

      8.14 Amendments. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

      8.15 Hart-Scott-Rodino Compliance. Prior to the Closing, the Purchaser shall make a determination as to whether the execution and delivery of, or the performance of the obligations of the Company or the Purchaser under, this Agreement and the Collaboration Agreement (including, without limitation, the consummation of the Closing and the issuance of the Common Shares and Warrant to the Purchaser at the Closing) shall require that filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the rules and regulations promulgated thereunder, be made prior to the Closing by the Company, the Purchaser or any of their respective Affiliates or ultimate parent entities, if any. If the Purchaser makes a determination that such filings are required, the Purchaser shall give written notice of such determination to the Company prior to the Closing.

      8.16 Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement binding on all the parties hereto notwithstanding that all of such parties have not signed the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                                    LEUKOSITE, INC.


                                    By:__________________________
                                       Christopher K. Mirabelli,
                                       President


                                    GENENTECH, INC.


                                    By:__________________________
                                    Name:________________________
                                    Title:_______________________